Exhibit 99.1

PRESS RELEASE

I-Sector Announces Acquisition of InfoGroup Northwest

HOUSTON—(BUSINESS WIRE)—June 30, 2005—I-Sector Corporation (AMEX:ISR — News) today announced that it has acquired the network solutions business of Oregon-based InfoGroup Northwest, Inc. (“InfoGroup”). InfoGroup’s network solutions business is a specialized provider of network solutions in the Pacific Northwest with offices in Seattle, Portland and Eugene, and currently generates annual revenues of approximately $10 million. The acquired organization will become part of I-Sector’s InterNetwork Experts, Inc. subsidiary.

Only the network solutions business of InfoGroup is being acquired by I-Sector, and following the transaction InfoGroup Northwest, Inc. will continue to operate its technology staff augmentation business under the InfoGroup Northwest name.

Recognizing the coming opportunity in IP Communications, two years ago InfoGroup hired Andrew Cadwell to build and lead a team of advanced technology experts. Under the direction of the current management team led by Mr. Cadwell, the advanced technology team at InfoGroup has grown to three offices and an annual run rate of $10 million in revenue, while simultaneously building a reputation as one of the Pacific Northwest’s premier advanced technology network solutions teams. Mr. Cadwell will be joining InterNetwork Experts as Regional Director for the Pacific Northwest region.

Commenting on the acquisition, James H. Long, I-Sector’s Chairman and CEO stated, “This acquisition not only expands our presence into the significant and growing markets of Seattle, Portland and Eugene, but also creates benefits from synergy between the two organizations. This is the second acquisition we have made so far this year, and together with the Network Architechs acquisition announced last month, doubles the number of branch offices and markets served to ten offices in ten geographic markets. This is an important step in achieving our goal of becoming a leading national provider of IP Communications solutions. We welcome our new teammates in the Pacific Northwest region, and look forward to a prosperous future as we work together towards becoming the dominant provider of IP Communications solutions in the Pacific Northwest region.”

Mark Hilz, President and COO of I-Sector, and CEO of InterNetwork Experts, commented, “Like I-Sector, InfoGroup’s network solutions organization has benefited from early investments it made in the growing area of IP Communications, particularly in the area of IP Telephony. We will commit our resources to further enhance and grow the leading position the InfoGroup network solutions team has built over the last several years. The InfoGroup organization also brings a Microsoft Gold Level partnership with Microsoft, with a highly specialized competency in Microsoft Advanced Infrastructure supporting IP Communications that we believe will benefit our entire organization. As the IP voice communications environment matures and Microsoft continues to develop applications that enhance and integrate with Cisco’s IP Telephony solutions, such as Microsoft’s Live Communications Server product, this competency will become increasingly important to our success, and we expect to be able to leverage this competency throughout our entire organization. We are pleased and fortunate to have the opportunity to work with this talented and highly specialized team to continue to build the Pacific Northwest’s premier provider of advanced IP Communications technologies.”

Regarding the transaction and joining the InterNetwork Experts organization, Mr. Cadwell commented, “This is a great opportunity for our network solutions team. Becoming part of InterNetwork Experts will allow us to accelerate growth in our region, both because of increased financial resources that will allow us to service larger customers’ needs, and because we will now be a Cisco Gold level organization. In addition, InterNetwork Expert’s NetSurant managed services offering will allow us to provide a needed long-term support solution for our customers.”

Duane Daggett, Chairman, CEO and founder of InfoGroup commented, “We have been very successful with our network solutions business since Andy started that part of our organization two years ago. Allowing Andy and his network solutions team to join a large, well financed organization like InterNetwork Experts will allow them to continue to build on their track record of success. I am excited for Andy and his team as they move forward under the leadership and substantial resources now available from a proven high-growth, focused organization, which will provide a better future for both our clients and employees. Following the transaction, InfoGroup Northwest, Inc. will continue to operate its technology staffing business, and we will continue to service our customers’ technology staffing needs in Oregon and Washington based on high levels of customer service, loyalty and satisfaction.”

The acquisition was structured as a purchase of certain assets of InfoGroup by I-Sector. The purchase price consists of $1.9 million cash and 63,500 shares of I-Sector common stock at closing. Additional purchase consideration, which is based upon financial performance of the acquired operations during the twelve month period following the closing of the transaction, consists of up to an additional $500,000 in cash and additional shares of I-Sector common stock valued at up to $500,000.

The Company expects to make near-term investments in the acquired organization to support growth and does not expected the acquisition to be immediately accretive to earnings per share, but does expected the transaction to be accretive to earnings per share by approximately six months from the date of the acquisition.

ABOUT INTERNETWORK EXPERTS

InterNetwork Experts is a purpose built end-to-end solutions provider focused on bringing telephony to data networks. The company’s Netsurant business unit provides the essential support components for companies using IP voice communications. More information can be found at www.inetx.com.

ABOUT I-SECTOR CORPORATION:

I-Sector Corporation, headquartered in Houston, Texas (AMEX:ISR — News), is engaged in the area of providing information and communications technology, with a particular focus on Cisco-centric IP Communications solutions. Additional information about I-Sector is available on the Internet at www.I-Sector.com.

SAFE HARBOR STATEMENT:

The statements contained in this document that are not statements of historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The actual results of the future events described in the forward-looking statements in this document could differ materially from those stated in the forward-looking statements due to numerous factors and other matters described from time to time in the Company’s Form 10-K filings, 10-Q filings and other periodic filings with the Securities and Exchange Commission, including without limitation:

•	The ability of the Company to integrate the operations of the acquired organization.

•	Whether we obtain anticipated contracts and other business, and the timing of obtaining same.

•	Risks associated with entry into new markets.

•	Other risks and uncertainties set forth from time to time in the Company’s public statements and its most recent Annual Report filed with the SEC on Form 10-K/A for the year 2004.

Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto, or any change in events, conditions or circumstances upon which any statement is based.

Contact:
I-Sector Corporation, Houston
Brian Fontana, CFO, 713-795-2000
      or
PR Financial Marketing LLC, Houston
Jim Blackman, 713-256-0369
jimblackman@prfinancialmarketing.com